Exhibit 10.1

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

Fourth Amendment to High-Speed Service Agreement

This Fourth Amendment (“Amendment 4”) is entered into this 28th day of October, 2013 (“Amendment 4 Effective Date”) by and between EarthLink, Inc., a Delaware corporation, having an office at 1375 Peachtree Street, Level A, Atlanta, Georgia 30309 (“EarthLink”) and Time Warner Cable Inc., a Delaware corporation, having an office at 60 Columbus Circle, New York, NY 10023 (“TWC”), and amends the High-Speed Service Agreement between EarthLink and TWC dated June 30, 2006 (as amended) (the “Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings set forth in the Agreement.

RECITALS

WHEREAS, EarthLink and TWC desire to amend the terms and conditions set forth in the Agreement to extend the Term by twenty-four (24) months; and

WHEREAS, Bright House Networks LLC wishes to initially extend the Term of the Agreement with respect to Bright House Cable Systems until January 31, 2014, with an option to extend the Term with respect to Bright House Cable Systems for the full twenty-four (24) months.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.                                      Term.  Section 8.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“8.1                         Term.

Other than Sections 3(a)(ii) and (iii), which shall be effective as of the Execution Date, the terms and conditions of this Agreement shall be effective as of November 1, 2006 (the “Effective Date”), and unless earlier terminated as set forth in this Agreement, shall: (i) with respect to TWC and TWC Cable Systems other than Bright House Cable Systems, expire on October 31, 2015, and (ii) with respect to Bright House Networks LLC and Bright House Cable Systems, expire on January 31, 2014, provided however, that Bright House Networks LLC shall have the option, exercisable on written notice to EarthLink and TWC no later than January 17, 2014, to extend the Term of this Agreement as applicable to Bright House Networks LLC and Bright House Cable Systems, to October 31, 2015.

2.                                      BHN Right of Negotiation. The Parties agree that after the Amendment 4 Effective Date EarthLink may negotiate directly with BHN regarding the Bright House Cable Systems and that BHN may execute future amendments to the Agreement that solely affect BHN and the Bright House Cable Systems.

3.                                      Modem Rental Fee.  The Parties agree that they will charge and collect a modem rental fee from Service Subscribers using modems provided by TWC (a “Modem Fee”).  Within ninety (90) days after the Amendment 4 Effective Date, the Parties mutually shall agree upon when TWC will begin charging Service Subscribers such Modem Fee and how the Parties will communicate the new fee to Service Subscribers. TWC shall bill, collect and retain                of the Modem Fees collected from Service Subscribers and shall pay EarthLink                of Modem Fees. The payments of all amounts due to each Party hereunder shall be in accordance with the payment procedures set forth in the Agreement.

4.                                      Business Services.  Promptly following the Amendment 4 Effective Date, the parties shall work together in good faith to develop mutually agreed upon offers and terms and conditions pursuant to which TWC shall be EarthLink’s “preferred provider” of TWC services that EarthLink will promote and sell to its business services customers.

5.                                      Ratification and Confirmation.  Except as specifically provided herein, each of the provisions contained in the Agreement shall remain unchanged, are hereby ratified, confirmed, and remain in full force and effect in all respects.  This Amendment 4 will be governed by and construed and enforced under the internal laws of the State of New York, without regard to principles of conflict of laws.  This Amendment 4 may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Signed facsimile copies of this Amendment 4 will legally bind the Parties to the same extent as original documents.

IN WITNESS WHEREOF, the Parties have caused this Amendment 4 to be executed by their duly authorized representatives effective on the Amendment 4 Effective Date.

EarthLink, Inc.		Time Warner Cable Inc.

By:	/s/ Rolla Huff	By:	/s/ Peter Stern

Name:	Rolla Huff	Name:	Peter Stern

Title:	Chairman and Chief Executive Officer	Title:	Executive Vice President

Date:	October 29, 2013	Date:	October 28, 2013